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                                                                    EXHIBIT 23.4


                         INDEPENDENT AUDITOR'S CONSENT


      We consent to the incorporation by reference in the Registration Statement of Calgene, Inc. on Form S-8, of our reports dated August 18, 1995 and August 10, 1994 accompanying the Financial Statements of NT Gargiulo PR, Inc. and its Subsidiary, respectively, appearing in the Prospectus which is part of the Registration Statement on Form S-4 of Calgene II, Inc., for the registration of 31,290,445 shares of its common stock.

LANDA, UMPIERRE & COMPANY
San Juan, Puerto Rico

June 18, 1996